As filed with the Securities and Exchange Commission on November 27, 2002
                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               FOSTER WHEELER LTD.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

        BERMUDA                                               22-3802649
-------------------------------                           -----------------
(State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation)                                         Identification No.)

                            PERRYVILLE CORPORATE PARK
                         CLINTON, NEW JERSEY 08809-4000
--------------------------------------------------------------------------------
           (Address of Principal Executive Offices including zip code)

                         STOCK OPTION AGREEMENT BETWEEN
         FOSTER WHEELER INC. AND RAYMOND J. MILCHOVICH DATED OCTOBER 22,
                           2001 AND SEPTEMBER 24, 2002
--------------------------------------------------------------------------------

                            (Full Title of the Plan)

                             THOMAS R. O'BRIEN, ESQ.
                    GENERAL COUNSEL AND SENIOR VICE PRESIDENT
                            PERRYVILLE CORPORATE PARK
                         CLINTON, NEW JERSEY 08809-4000
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (908) 730-4000
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)



                         CALCULATION OF REGISTRATION FEE
----------------------------- ----------------------- ------------------- ---------------------------- -----------

                                                                           Proposed Maximum
                                                      Proposed Maximum    Aggregate Offering
   Title of Each Class of                               Offering Price       Price(2)              Amount of
 Securities To Be Registered            Amount          Per Share (2)                            Registration Fee
                                To Be Registered(1)
----------------------------- ----------------------- ------------------- -------------------- -------------------
----------------------------- ----------------------- ------------------- -------------------- -------------------

 Common Shares, par value         2,300,000                  $1.26             $2,898,000           $266.62
     $1.00 per  share (3)
----------------------------- ----------------------- ------------------- -------------------- -------------------

------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, includes such additional indeterminate number of shares as may be issued pursuant to the anti-dilution provisions of the Plan.

(2) Calculated in accordance with the provisions of Rule 457(c) using the average of the high and low prices of the Registrant's common shares as reported on the New York Stock Exchange on November 25, 2002.

(3) The Registrant is also registering the preferred stock purchase rights which are attached to the shares of the Registrant's Common Shares as provided by the Rights Agreement dated as of May 21, 2001 between the Registrant and Mellon Investor Services LLC, as Rights Agent.


================================================================================

                                     PART I


                           INFORMATION REQUIRED IN THE
                            SECTION 10(A) PROSPECTUS

           Information required by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.
           ---------------------------------------

           The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission ("Commission"), are incorporated herein by reference and made a part hereof:

           (1) Annual Report on Form 10-K/A-2 for the fiscal year ended December 28, 2001, filed on November 18, 2002;

           (2) Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 29, 2002, filed on November 25, 2002;

           (3) Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 28, 2002, filed on November 19, 2002;

           (4) Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2002, filed on November 12, 2002;

           (5) Current Reports on Form 8-K filed on January 10, 2002, January 14, 2002, January 30, 2002, March 8, 2002, April 2, 2002,
                  April 3, 2002, April 5, 2002, April 15, 2002, July 16, 2002
                  (two reports filed), July 24, 2002, July 31, 2002, August 19, 2002 (two reports filed), August 23, 2002 and September 25, 2002;

           (6) The description of Foster Wheeler Ltd.'s common shares contained in Foster Wheeler Ltd.'s Current Report on Form 8-K, filed on April 12, 2002;

           (7) The description of the Preferred Share Purchase Rights contained in Foster Wheeler Ltd.'s Current Report on Form 8-K, filed on May 25, 2001; and

           (8) The Registration Statement on Form 8-A filed on April 26, 2002 (file number 001-31305).

           All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

           For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed comment which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    DESCRIPTION OF SECURITIES.
           -------------------------

           The class of securities to be offered by this Registration Statement is registered under Section 12 of the Exchange Act.

Item 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.
           --------------------------------------

           None.

Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.
           -----------------------------------------

           Pursuant to the provisions of the Companies Act 1981 of Bermuda, the Company has adopted provisions in its Bye-laws which require that the Directors, Secretary and other Officers (such term to include, for the purposes of Bye-laws 27 and 28, any Person appointed to any committee of the Board) for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all liabilities, losses, actions, damages or expenses (including, but not limited to, liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other Persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter that would render it void by the operation of any applicable law in respect of any fraud, dishonesty or willful misconduct which may attach to any of said Persons. The indemnity in Bye-law 27 extends to any Person acting as a Director, Secretary or other Officer in the reasonable belief that they have been appointed or elected, notwithstanding any defect in such appointment or election.

Item 7.    EXEMPTION FROM REGISTRATION CLAIMED.
           ------------------------------------

           Not applicable.

Item 8.    EXHIBITS.
           --------

           EXHIBIT NO.                    DESCRIPTION

           5. Opinion of Conyers Dill & Pearman to the Registrant regarding legality.

           23.1   Consent of Independent Accountants.
           23.2 Consent of Conyers Dill & Pearman (included in Exhibit 5 hereto)
           24.1 Power of Attorney (included on the signature page to this Registration Statement).
           99.1   Employment Agreement between Foster Wheeler Ltd. and Raymond
                  J. Milchovich, dated as of October 22, 2001, incorporated by reference to Exhibit 10.1 of Foster Wheeler Ltd.'s Quarterly Report on Form 10-Q for the Quarter ended September 28, 2001, filed on November 13, 2001.
           99.2   Stock Option Agreement between Foster Wheeler Inc. and Raymond
                  J. Milchovich dated as of October 22, 2001, incorporated by reference to Exhibit 10.13 of Foster Wheeler Ltd.'s Form 10-K for the fiscal year ended December 28, 2001, filed on April 12, 2002.
           99.3 First Amendment to the Employment Agreement between Foster Wheeler Ltd. and Raymond J. Milchovich dated September 13, 2002, incorporated by reference to Exhibit 10.1 of Foster Wheeler Ltd.'s Form 8-K, filed on September 25, 2002.
           99.4   Stock Option Agreement between Foster Wheeler Inc. and Raymond
                  J. Milchovich dated as of September 24, 2002, incorporated by reference to Exhibit 10.2 of Foster Wheeler Ltd.'s Form 8-K, filed on September 25, 2002.

Item 9.    UNDERTAKINGS.
           ------------

           (a)       The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant, Foster Wheeler Ltd., certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Clinton, State of New Jersey, on this 26th day of November 2002.

                                     FOSTER WHEELER LTD.


                                      BY: /S/ LISA FRIES GARDNER
                                      --------------------------
                                              Lisa Fries Gardner
                                              Vice President and Secretary

           Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Lisa Fries Gardner, Vice President and Secretary, his or her true and lawful attorney in fact and agent for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorney in fact and agent may lawfully do or cause to be done by virtue hereof.

     SIGNATURES                        TITLE                       DATE
     ----------                        -----                       ----


/S/ RAYMOND J. MILCHOVICH       Chairman of the Board,         November 26, 2002
-------------------------       President Chief Executive      -----------------
Raymond J. Milchovich           Officer and Director
                                (Principal Executive Officer)


/S/ JOSEPH T. DOYLE             Senior Vice President and      November 26, 2002
-------------------------       Chief Financial Officer        -----------------
Joseph T. Doyle                 (Principal Financial Officer
                                and Principal Accounting Officer)


/S/ BRIAN K. FERRAIOLI          Vice President and Controller  November 26, 2002
-------------------------                                      -----------------
Brian K. Ferraioli

/S/ EUGENE D. ATKINSON          Director                       November 26, 2002
-------------------------                                      -----------------
Eugene D. Atkinson

                                                               November 26, 2002
/S/ JOHN P. CLANCEY             Director                       -----------------
-------------------------
John P. Clancey


/S/ DAVID J. FARRIS             Director                       November 26, 2002
-------------------------                                      -----------------
David J. Farris


/S/ E. JAMES FERLAND            Director                       November 26, 2002
-------------------------                                      -----------------
E. James Ferland


/S/ MARTHA CLARK GOSS           Director                       November 26, 2002
-------------------------                                      -----------------
Martha Clark Goss


/S/ VICTOR A. HEBERT            Director                       November 26, 2002
-------------------------                                      -----------------
Victor A. Hebert


/S/ CONSTANCE J. HORNER         Director                       November 26, 2002
--------------------------                                     -----------------
Constance J. Horner


/S/ JOSEPH J. MELONE            Director                       November 26, 2002
-------------------------                                      -----------------
Joseph J. Melone


/S/ JOHN E. STUART              Director                       November 26, 2002
-------------------------                                      -----------------
John E. Stuart


/S/ JAMES D. WOODS              Director                       November 26, 2002
-------------------------                                      -----------------
James D. Woods

                                  EXHIBIT INDEX


NUMBER                                  ITEM



           5. Opinion of Conyers Dill & Pearman to the Registrant regarding legality.

           23.1   Consent of Independent Accountants.

           23.2 Consent of Conyers Dill & Pearman (included in Exhibit 5 hereto)

           24.1 Power of Attorney (included on the signature page to this Registration Statement).

           99.1   Employment Agreement between Foster Wheeler Ltd. and Raymond
                  J. Milchovich, dated as of October 22, 2001, incorporated by reference to Exhibit 10.1 of Foster Wheeler Ltd.'s Quarterly Report on Form 10-Q for the Quarter ended September 28, 2001, filed on November 13, 2001.

           99.2   Stock Option Agreement between Foster Wheeler Inc. and Raymond
                  J. Milchovich dated as of October 22, 2001, incorporated by reference to Exhibit 10.13 of Foster Wheeler Ltd.'s Form 10-K for the fiscal year ended December 28, 2001, filed on April 12, 2002.

           99.3 First Amendment to the Employment Agreement between Foster Wheeler Ltd. and Raymond J. Milchovich dated September 13, 2002, incorporated by reference to Exhibit 10.1 of Foster Wheeler Ltd.'s Form 8-K filed, on September 25, 2002.

           99.4   Stock Option Agreement between Foster Wheeler Inc. and Raymond
                  J. Milchovich dated as of September 24, 2002, incorporated by reference to Exhibit 10.2 of Foster Wheeler Ltd.'s Form 8-K, filed on September 25, 2002.